EXHIBIT 99.1

Date   Nov. 14, 2007, Immediate Release

Press Release

SOURCE: Uni-Pixel, Inc.

Uni-Pixel signs agreement with MiPlaza on TMOS display prototypes

The Woodlands, TX (Nov. 14, 2007) — Uni-Pixel, Inc. (OTCBB: UNXL), the developer of flat panel color display technology called Time Multiplexed Optical Shutter (“TMOS”), has today announced it has reached an agreement with the MiPlaza Facility at the High Tech Campus Eindhoven, Netherlands, to develop and assemble TMOS prototype units for demonstration. UniPixel and MiPlaza will work together on the completion of various sub-systems and assembly processes that will result in a series of demonstration units targeted for presentation during calendar 2007. MiPlaza (Microsystems Plaza) is part of the Philips Research organization and offers world-class expertise, service and infrastructure to high tech organizations inside and outside Philips. In addition, a technology and know-how license agreement has been signed between Philips and UniPixel in the field of display technology.

Mr. Reed Killion, President of UniPixel, had the following comments: “In contracting with MiPlaza to design and produce TMOS TFT-back planes, we knew we were engaging a world class partner for the development effort.  Based on the positive results from the design effort and the accompanying team interaction, I felt it was only logical to expand the engagement to include TMOS display assembly.  The expanded relationship leverages core competencies and infrastructure offered by MiPlaza that can expedite the delivery of TMOS prototypes over what UniPixel might deliver on its own.  The relationship also offers UniPixel a transferable manufacturing process platform to assist with transitioning to all LCD manufacturers that would like to license our TMOS display technology.”

André Gehring, General Manager of MiPlaza, commented, “We are pleased to be helping UniPixel bring these latest developments to reality. MiPlaza has substantial expertise in this type of device prototype realization, drawing on a range of state-of-the-art assembly and processing technologies that are well matched to UniPixel’s applications.”

About Uni-Pixel, Inc.

Uni-Pixel, Inc. is a development stage corporation that has developed, patented, and is working to commercialize a new flat panel color display technology it calls Time Multiplexed Optical Shutter (“TMOS”). The Company’s corporate headquarters are located in The Woodlands, TX. For further information, please see http://www.unipixel.com.

DISCLAIMER

All statements in this news release that are not based on historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control, that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under Item 1 “Risk Factors” in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006. We operate in a highly competitive and rapidly changing environment, thus new or unforeseen risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise any forward-looking statements. Readers are also urged to carefully review and consider the other various disclosures in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006, as well as other public filings with the SEC since such date.

For further information contact:

Uni-Pixel, Inc. Investor Relations:

Jim Tassone, 281-825-4503

Email: jtassone@unipixel.com